UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 17, the Board of Directors (the “Board”) of Ispire Technology, Inc. (the “Company”) appointed James Patrick McCormick as the new Chief Financial Officer of the Company and Aspire North America LLC (“Aspire”), the wholly-owned subsidiary of the Company.

Mr. McCormick, age 57, began his career in public accounting with KPMG in 1989. His first consumer goods experience came with Mid-America Pepsi-Cola before joining British American Tobacco’s (BAT) associate company Brown & Williamson Tobacco Corporation in 1992. At BAT, Mr. McCormick held multiple international general management and Chief Financial Officer roles spending 13 years living abroad in seven different markets in Europe, South America, South East Asia, Sub-Sahara and Northern Africa before returning to the United States in 2009. Following his return, Mr. McCormick held Chief Financial Officer roles in Federal Flange Inc., a subsea manufacturer in the oil and gas sector from February 2009 to October 2010, and in Sodexo’s Corporate Service division from October 2011 to February 2013. Mr. McCormick served as Chief Financial Officer from April 2014 to July 2015 at Electronic Cigarettes International Group Ltd. (OTCBB: ECIG), a publicly traded vaping products company with operations in the United States and the United Kingdom. Mr. McCormick served as Chief Operating Officer and Chief Financial Officer of KushCo Holdings Inc. from August 2017 to January 2019 and as President of Ignite International Inc. from January 2019 to December 2019.

Since January 2020, Mr. McCormick has served as a management consultant to firms in the cannabis and nicotine industries including UMBRLA, Inc., Redbird Bioscience, Cars & Credit Master, Abstrax Tech Inc., and Thought Leaders, Inc. Mr. McCormick graduated from Eastern Illinois University with a Bachelor of Science in Finance and Accounting in 1988 and from Southern Illinois University Edwardsville with Master of Business Administration in 1992.

In connection with Mr. McCormick’s  appointment as Chief Financial Officer of the Company, the Company has agreed to compensate him an initial annual base salary of $300,000 and an annual discretionary performance bonus target of 50% of base salary. In addition, the Board granted him an option to purchase 200,000 shares of Common Stock of the Company on May 17, 2024. The options will vest over a period of four years.

There are no family relationships between Mr. McCormick and any of the Company’s executive officers or directors, and no arrangements or understandings between Mr. McCormick and any other person pursuant to which he was selected as an officer. Mr. McCormick is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On May 20, 2004, the Company announced via press release that in addition to the hiring of Mr. McCormick, it hired the following three non-executive Senior Vice Presidents:

●	John Patterson as Senior Vice President of International Nicotine

●	Dennis Lider as Senior Vice President of Cannabis Product Sales

●	David Hessler as Senior Vice President of Operations

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

On May 15, 2024, Chief Financial Officer Mr. Daniel Machock’s service to Aspire and the Company ended, as did Mr. Machock’s employment by the Company. In connection with the end of his employment, and consistent with the terms of his existing offer letter, Mr. Machock will receive all accrued and unpaid base compensation and other benefits (e.g., accrued vacation) with respect to periods ending on or before May 15, 2024.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Ispire Technology issued on May 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Co-Chief Executive Officer

Dated: May 20, 2024

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